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                                                                    EXHIBIT 4.5



                           DEEPTECH WARRANT AGREEMENT


                 WARRANT AGREEMENT, dated as of February 16, 1996 (the "Agreement"), between DEEPTECH INTERNATIONAL INC., a Delaware corporation (the "Company"), and JOHN DRURY (the "Lender").


                             W I T N E S S E T H :


                 WHEREAS, the Company, as maker, issued that certain Amended and Restated Promissory Note dated as of February 16, 1996 payable to the Lender, as payee, in the aggregate principal amount of one hundred sixty thousand dollars ($160,000) (as the same may be amended, supplemented or otherwise modified from time to time, the "DeepTech Note");

                 WHEREAS, in order to induce the Lender to make the loan to the Company under the Note, the Company has agreed to execute and deliver this Agreement and to issue to the Lender the warrants hereinafter described;

                 NOW, THEREFORE, in consideration of the premises herein contained the parties hereto agree as follows:


1.       DEFINITIONS

                 As used in this Agreement the following terms have the respective meanings set forth below:

                 "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Closing Date, other than Warrant Stock.

                 "Affiliate" shall mean as to any Person (the "Primary Person"), any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, the Primary Person. For purposes of this definition, control of a Person shall mean the power, directly or indirectly, to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.


                 "Appraised Value" shall mean, in respect of any share of Common Stock on any date herein specified, the fair market value of such share of Common Stock (determined without giving effect to any discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock or to the fact that the Company may have no class of equity registered under the Exchange
Act) as of the last day of the most recent fiscal month to end within 60 days prior to such date specified, based on the quotient obtained by dividing (x) the value of the Company, as determined by an investment banking firm selected in accordance with the terms of Section 14, by (y) the number of Fully Diluted Outstanding shares of Common Stock.



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                 "Book Value" shall mean, in respect of any share of Common
Stock on any date herein specified, the consolidated book value of the Company applicable to Common Stock as of the last day of the month immediately preceding such date, divided by the number of Fully Diluted Outstanding shares of Common Stock as determined in accordance with GAAP by a firm of independent certified public accountants of recognized national standing selected by the Company and reasonably acceptable to the Required Holders.

                 "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

                 "Closing Date" shall mean the date the Warrants are initially issued.

                 "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

                 "Common Stock" shall mean the common stock, $.01 par value per share, of the Company, as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.8) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by
Section 4.8.

                 "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking for which such Person is a party or by which it or any of its property is bound.

                 "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

                 "Current Market Price" shall mean, in respect of any share of Common Stock on any date herein specified, (a) if there shall then be a public market for the Common Stock, the average of the daily market prices for 10 consecutive Business Days commencing 15 days before such date; the daily market price for each such Business Day being (i) the last sale price on such day on the principal stock exchange on which such Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automated Quotations System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or
(v) if there is no such firm, as furnished by any member of the NASD selected mutually by the Required Holders and the Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Required Holders and one of which shall be selected by the Company; or (b) at any time prior to the time there is a public market for the Common Stock, the fair market value per share of Common Stock on such date as mutually determined in good faith by the Required Holders and the board of directors of the Company (determined without giving effect to any discount for a minority interest, any restrictions on transferability or any lack of liquidity of the Common Stock or to the fact that the Company has no class of equity registered under the Exchange Act), such fair market value to be determined by reference to the cash price that would be paid between a fully informed buyer and seller under no compulsion to buy or sell, provided that (i) if





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Current Market Price is being determined in connection with an issuance of shares of Common Stock, warrants, options or Convertible Securities solely to one or more Affiliates of the Company, then if so requested by the Required Holders, Current Market Price shall be the Appraised Value; and (ii) Current Market Price shall never be less than Book Value.

                 "Current Warrant Price" shall mean, in respect of a share of Common Stock at any date herein specified, $4.50 (which is the closing price per share of the Common Stock on January 22, 1996 as reported on the National Association of Securities Dealers Automated Quotation Systems), as adjusted pursuant to this Agreement.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                 "Exercise Period" shall mean the period during which the Warrants are exercisable pursuant to Section 2.2.

                 "Expiration Date" shall mean July 15, 1997.

                 "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding at such date and all shares of Common Stock issuable in respect of the Warrants and other options or warrants to purchase, or securities convertible into, shares of common stock outstanding on such date which would be deemed outstanding in accordance with GAAP for purposes of determining book value or net income per share.

                 "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

                 "Holder" shall mean each Person in whose name the Warrants or any Warrant Stock are registered on the books of the Company maintained for such purpose.

                 "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

                 "Other Property" shall have the meaning set forth in Section
4.8.

                 "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any Subsidiary, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

                 "Permitted Issuances" shall mean (i) the issuance of shares of Common Stock upon exercise of the Warrants, (ii) the issuance of shares of Common Stock pursuant to the securities identified on Schedule I hereto, (iii) if there shall then be a public market for the Common Stock, the issuance of shares of Common Stock upon receipt by the Company of the Current Market Price therefor described in clause (a) of the definition of "Current Market Price",
(iv) the issuance of shares relating to any benefit plan, stock option plan or any other compensation plan or arrangement offered solely to the officers, directors, employees and/or consultants of the Company and its Affiliates which plan or arrangement complies with Rule 16b-3 under the Exchange Act, and (v) at any time prior to the time there is a public market for the Common Stock, the issuance of shares of Common Stock in an arm's length transaction with third Persons not affiliated with the Company for consideration equal to the fair value of such shares as determined in good faith by the Board of Directors of the Company. Any





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determination by the Board of Directors of the Company pursuant to the preceding sentence may be challenged in good faith by Holders of Warrants exercisable for in excess of 51% of the aggregate number of shares of Common Stock then purchasable upon exercise of all Warrants, whether or not then exercisable, and any dispute shall be resolved by an investment banking firm of reorganized national standing selected and paid for by the Company and reasonably acceptable to such Holders or by any other method as is then agreed to by the Company and such Holders.

                 "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                 "Public Company" shall have the meaning set forth in Section 13.1.

                 "Registrable Securities" shall have the meaning set forth in
Section 9.3.

                 "Required Holders" shall mean the Holders of Warrants exercisable for in excess of 50% of the aggregate number of shares of Common Stock then purchasable upon exercise of all outstanding Warrants, whether or not then exercisable.

                 "Requirement of Law" shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitration or a court or other governmental authority, in each case applicable to or binding on such Person or any of the property thereof or to which such Person or any of its property is subject.

                 "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in
Section 9.1.

                 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                 "Subsidiary" shall mean any Person of which an aggregate of more than 50% of the outstanding stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such Person (irrespective of whether, at the time, stock or other ownership interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by the Company and/or one or more Subsidiaries of the Company.

                 "Transfer Notice" shall have the meaning set forth in Section 9.2.

                 "Warrant Certificate" shall mean a certificate evidencing one or more Warrants, substantially in the form of Exhibit A hereto, with such changes therein as may be required to reflect any adjustments made pursuant to
Section 4.

                 "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of Warrants pursuant to
Section 2.2, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

                 "Warrant Stock" shall mean the shares of Common Stock purchased by the Holders of the Warrants upon the exercise thereof.





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                 "Warrants" shall mean the warrants issued pursuant to this
Agreement and shall include all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised. A Warrant shall entitle the holder thereof to purchase from the Company one share of Common Stock (subject to adjustment as provided in Section 4).


2.       ISSUANCE; EXERCISE OF WARRANT

                 2.1. Issuance of Warrants. The Company hereby agrees to issue in favor of the Lender, on the Closing Date, 35,555 Warrants. On the Closing Date the Company shall deliver to the Lender Warrant Certificates evidencing the Warrants issued to the Lender. Each Warrant issued on the Closing Date shall entitle the Holder thereof to purchase from the Company one share of Common Stock (subject to adjustment as provided in Section 4).

                 2.2. Manner of Exercise. The Holder may at any time and from time to time, from and after the Closing Date and until 5:00 P.M., New York City time, on the Expiration Date, exercise the Warrants evidenced by a Warrant Certificate, on any Business Day, for all or any part of the number of shares of Common Stock purchasable thereunder.

                 In order to exercise the Warrants, in whole or in part, a Holder shall deliver to the Company at its principal office at 7400 Texas Commerce Tower, 600 Travis, Houston, Texas 77002, Attention: Thomas P. Tatham, or at the office or agency designated by the Company pursuant to Section 12,
(i) a written notice of such Holder's election to exercise the Warrants, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price in the manner provided below, and (iii) the Warrant Certificate or Warrant Certificates evidencing the Warrants. Such notice shall be substantially in the form of the form of election to purchase appearing at the end of the Warrant Certificate as Exhibit A, duly executed by such Holder or its agent or attorney. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within three (3) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to such Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 9, such other name as shall be designated in the notice. The Warrants shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the check or checks representing payment of the Warrant Price and the Warrant Certificate or Warrant Certificates, is received by the Company as described above and all taxes required to be paid by such Holder, if any, pursuant to Section 2.3 prior to the issuance of such shares have been paid. If the Warrants evidenced by a Warrant Certificate shall have been exercised, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant Certificate evidencing the rights of Holder to purchase the unpurchased shares of Common Stock represented by the old Warrant Certificate, which new Warrant Certificate shall in all other respects be identical with the old Warrant Certificate. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares in the name of any Person who acquired any Warrant or any Warrant Stock otherwise than in accordance with this Agreement.

                 Payment of the Warrant Price shall be made at the option of the Holder (i) by certified or official bank check or (ii) if such Holder shall then be a lender under the DeepTech Note, by such Holder's applying as credit, on a dollar-for-dollar basis, an amount of outstanding principal and accrued interest due under the DeepTech Note equal to the Warrant Price, such request to be evidenced by





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delivery of the DeepTech Note to the Company together with written instructions to the Company setting forth the amount of such credit and authorizing the Company to cancel the DeepTech Note and, in the event there is still principal outstanding under the DeepTech Note, to issue a replacement promissory note or notes to the holder of the DeepTech Note in accordance with such instructions or (iii) in immediately available funds or (iv) any combination thereof.

                 2.3. Payment of Taxes. All shares of Common Stock issuable upon the exercise of Warrants pursuant to the terms hereof shall be validly issued, fully paid and nonassessable and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery thereof, unless such tax or charge is imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Warrant Stock issuable upon exercise of Warrants in any name other than that of Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

                 2.4. Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon the exercise of Warrants. As to any fraction of a share which the Holder of Warrants would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise.

                 2.5. Continued Validity. A Holder of shares of Warrant Stock (other than a holder who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act) shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as Holder under Sections 6, 7, 9, 10, 11, 13 and 16 of this Agreement. The Company will, at the time of each exercise of Warrants upon the request of the Holder of the shares of Warrant Stock issued upon the exercise thereof, acknowledge in writing, in form reasonably satisfactory to such Holder, its continuing obligation to afford to such Holder all such rights; provided, however, that if such Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder all such rights.


3.       TRANSFERS, DIVISION AND COMBINATION

                 3.1. Transfer. Subject to compliance with Section 9, transfer of Warrants, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of the Warrant Certificate representing such Warrants at the principal office of the Company referred to in Section 2.2 or the office or agency designated by the Company pursuant to Section 12, together with a written assignment substantially in the form of Exhibit B to the Warrant Certificate duly executed by the Holder or its agent or attorney, an opinion of Holder's or transferee's counsel delivered to the Company in connection with such transfer (which opinion shall be reasonably satisfactory to the Company) that such transfer is being effected pursuant to an effective registration statement under the Securities Act or an exemption from registration thereunder and funds sufficient to pay any transfer taxes payable by such Holder upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 9, execute and deliver a new Warrant Certificate or Warrant Certificates in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant Certificate or Warrant Certificates evidencing the portion of the old Warrant Certificate not so assigned, and the old Warrant Certificate shall promptly be cancelled. A Warrant, if properly assigned in compliance with Section 9, may be exercised by a new Holder for the purchase of shares of Warrant Stock without having a new Warrant Certificate or Warrant Certificates issued. If requested by the Company, a new Holder shall





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acknowledge in writing, in form reasonably satisfactory to the Company, such
Holder's continuing obligation under Section 9.

                 3.2. Division and Combination. Subject to Section 9, any Warrant Certificate may be divided or combined with other Warrant Certificates upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrant Certificates are to be issued, signed by a Holder or its agent or attorney. Subject to compliance with Section 3.1 as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant Certificate or Warrant Certificates in exchange for the Warrant Certificate or Warrant Certificates to be divided or combined in accordance with such notice.

                 3.3. Expenses. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant Certificate or Warrant Certificates under this Section 3.

                 3.4. Maintenance of Books. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer and exchange of the Warrants and the Warrant Stock.


4.       ADJUSTMENTS

                 The number of shares of Warrant Stock for which Warrants are exercisable, and the price at which such shares may be purchased upon exercise of Warrants, shall be subject to adjustment from time to time as set forth in this Section 4. The Company promptly shall give each Holder written notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

                 4.1. Stock Dividends, Subdivisions and Combinations. If at any time after January 22, 1996 the Company shall:

                 (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

                 (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                 (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which a Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which a Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal the Current Warrant Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which a Warrant is exercisable immediately prior to the adjustment and the denominator of which shall be the number of shares for which a Warrant is exercisable immediately after such adjustment.

                 4.2. Certain Other Distributions. If at any time after January 22, 1996 the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:





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                 (a)  cash;

                 (b) any evidences of its indebtedness (other than Convertible Securities), any shares of its stock (other than Additional Shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever (other than cash); or

                 (c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness (other than Convertible Securities), any shares of its stock (other than Additional Shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever;

then (i) the number of shares of Common Stock for which a Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which a Warrant is exercisable immediately prior to such adjustment by a fraction (A) the numerator of which shall be the Current Market Price per share of Common Stock at the date of taking such record and (B) the denominator of which shall be such Current Market Price per share of Common Stock, minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Company and supported by an opinion from an investment banking firm of recognized national standing acceptable to the Required Holders) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which a Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which a Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

                 4.3. Issuance of Additional Shares of Common Stock. (a) (i) If at any time after January 22, 1996 the Company shall (except as hereinafter provided) issue or sell any Additional Shares of Common Stock, other than Permitted Issuances, for consideration in an amount per Additional Share of Common Stock less than the Current Market Price, then the Current Warrant Price shall be reduced to a price determined by dividing (A) an amount equal to the sum of (X) the number of shares of Common Stock Outstanding immediately prior to such issuance or sale multiplied by the then existing Current Warrant Price, plus (Y) the consideration, if any, received by the Company upon such issuance or sale, by (B) the total number of shares of Common Stock Outstanding immediately after such issuance or sale and (ii) upon each adjustment of the Current Warrant Price as a result of the calculations made pursuant to this
Section 4, each Warrant outstanding prior to the making of the adjustment in the Current Warrant Price shall thereafter be treated as that number of Warrants, and shall evidence the right to purchase, at the adjusted Current Warrant Price, that number of shares of Common Stock outstanding, obtained by
(i) multiplying the number of shares of Common Stock for which a Warrant is exercisable immediately prior to the adjustment by the Current Warrant Price in effect immediately prior to the adjustment, and (ii) dividing the product so obtained by the Current Warrant Price obtained immediately after such adjustment of the Current Warrant Price.

                 (b) The provisions of paragraph (a) of Section 4.3 shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 4.1 or 4.2. No adjustment of the number of shares of Common Stock for which a Warrant shall be exercisable shall be made under paragraph (a) of Section 4.3 upon the issuance of any Additional Shares of Common Stock





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which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 4.4 or Section 4.5.

                 4.4. Issuance of Warrants or Other Rights. (a) If at any time after January 22, 1996 the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and if the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Current Market Price in effect immediately prior to the time of such distribution, issue or sale, then: (i) the number of shares of Common Stock for which a Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which a Warrant is exercisable immediately prior to the taking of such record or such issuance or sale by a fraction (A) the numerator of which is the number of shares of Common Stock which would be Outstanding immediately after the issuance or sale of the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities, and (B) the denominator of which is the number of shares of Common Stock Outstanding immediately prior to the taking of such record or the issuance or sale of such warrants or other rights; and (ii) the Current Warrant Price shall be adjusted as provided in Section 4.3(a) on the basis that (A) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding, (B) the price per share for such Additional Shares of Common Stock shall be deemed to be the lowest possible price per share in any range of prices per share at which such Additional Shares of Common Stock are available to such holders, and
(C) the Company shall be deemed to have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other rights. No further adjustments of the Current Warrant Price or number of Warrants shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issuance of such Common Stock upon such conversion or exchange of such Convertible Securities.

                 (b) If any Additional Share of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities is issuable in exchange for consideration in an amount per such Additional Share of Common Stock equal to or more than the greater of the Current Warrant Price and the Current Market Price at the time such record is taken or such warrants or other rights are issued or sold, then the Current Warrant Price as to the number of shares of Common Stock for which a Warrant is exercisable prior to the adjustment under
Section 4.4(a)(i) shall not change, and the Current Warrant Price for each of the incremental number of shares of Common Stock for which this Warrant becomes exercisable after such adjustment shall be equal to the fair value of such consideration per Additional Share of Common Stock.

                 4.5. Issuance of Convertible Securities. (a) If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and if the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Current Market Price in effect immediately prior to the time of such issue or sale of Convertible Securities, then: (i) the number of shares of Common Stock for which a Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which a Warrant is exercisable immediately prior to the taking of such record or such issuance or sale by a fraction (A) the numerator of which is the number of shares of Common Stock which would be Outstanding immediately after the issuance or sale of the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities, and (B) the denominator of which is the number of shares of Common Stock Outstanding immediately prior to the taking of such record or the issuance or sale of such Convertible Securities; and (ii) the Current Warrant Price shall be adjusted as provided in Section 4.3(a) on the basis that (A) the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding, (B) the price per share of such Additional Shares of Common Stock shall be deemed to be the lowest possible price in any range of prices at which such Additional Shares of Common Stock are available to such holders, and
(C) the Company shall be deemed to have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No adjustment of the Current Warrant Price shall be made under this Section 4.5 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section
4.4. No further adjustments of the Current Warrant Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase or any warrant or other right to purchase any such Convertible Securities for which adjustments of the Current Warrant Price have been or are to be made pursuant to other provisions of this Section 4, no further adjustments of the Current Warrant Price or number of Warrants shall be made by reason of such issue or sale.

                 (b) If any Additional Share of Common Stock issuable upon conversion or exchange of all such Convertible Securities is issuable in exchange for consideration in an amount per such Additional Share of Common Stock equal to the Current Market Price at the time such record is taken or such Convertible Securities are issued or sold, then the Current Warrant Price as to the number of shares of Common Stock for which this Warrant is exercisable prior to the adjustment under Section 4.5(a)(i) shall not change, but the Current Warrant Price for each of the incremental number of shares of Common Stock for which a Warrant becomes exercisable after such adjustment shall be equal to the fair value of such consideration per Additional Share of Common Stock.

                 4.6. Superseding Adjustment. If, at any time after any adjustment of the number of shares of Common Stock for which a Warrant is exercisable shall have been made pursuant to Section 4.4 or Section 4.5 as the result of any issuance of warrants, options, rights or Convertible Securities, and such warrants, options or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants, options or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, then such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such warrants, rights or options or other Convertible Securities on the then outstanding Warrants, but not on any then outstanding Warrant Stock, on the basis of treating the number of Additional Shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants, rights or options or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor.

                 4.7. Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which a Warrant is exercisable provided for in this Section 4:

                 (a) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends, but not subtracting any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as mutually determined in good faith by the Required Holders and the Board of Directors of the Company. In case any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as mutually determined in good faith by the Required Holders and the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as the Required Holders and such Board in good faith shall mutually determine to be attributable to such Additional Shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants, options or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration, if any, received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                 (b) When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4.1) up to, but not beyond, the date of exercise of any Warrants if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% to the number of shares of Common Stock for which the Warrants initially issued pursuant to this Agreement are exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                 (c) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock resulting from an issuance of additional Warrants to any Holder pursuant to this Section 4 shall be taken into account to the nearest 1/10th of a share.

                 (d) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                 (e) Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 4 by reason of taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, any Holder exercises Warrants, any Additional Shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for Holder by the Company to be issued to Holder upon and to the extent that the event actually takes place, upon payment of the then Current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Company and escrowed property returned.

                 (f) Challenge to Good Faith Determination. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this
         Section 4, such determination may be challenged in good faith by the Required Holders, and any dispute shall be resolved by an investment banking firm of recognized national standing selected and paid for by the Company and reasonably acceptable to such Holders.

                 4.8. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with and into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then each Holder shall have the right thereafter to receive, upon exercise of a Warrant, solely the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation, sale, transfer or disposition by a holder of the number of shares of Common Stock for which a Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation, sale, transfer or disposition, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Agreement to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock for which a Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this
Section 4. For purposes of this Section 4.8 "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.8 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations, sales, transfers or dispositions.


5.       NOTICES TO WARRANT HOLDERS

                 5.1. Notice of Adjustments. Whenever the number of shares of Common Stock for which a Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 4), specifying the number of shares of Common Stock for which a Warrant is exercisable and (if such adjustment was made pursuant to Section 4.8) describing the number and kind of any other shares of stock or Other Property for which a Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. As of the date of this Agreement, no such certificate is required to be delivered. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 16.2. The Company shall keep at its office or agency designated pursuant to Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

                 5.2. Notice of Certain Corporate Action. Each Holder shall be entitled to the same rights to receive notice of corporate action as any holder of Common Stock.


6.       REPRESENTATIONS AND WARRANTIES

                 The Company hereby represents and warrants as follows:

                 (a) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, has the power and authority to execute and deliver this Agreement and the Warrant Certificates, to issue the Warrants and to perform its obligations under this Agreement and the Warrant Certificates.

                 (b) The execution, delivery and performance by the Company of this Agreement and the Warrant Certificates, the issuance of the Warrants and the issuance of the Warrant Stock upon exercise of the Warrants have been duly authorized by all necessary corporate action and do not and will not violate, or result in a breach of, or constitute a default under or require any consent under, or result in the creation of any lien or security interest upon the assets of the Company pursuant to, any Requirement of Law or any Contractual Obligation binding upon the Company.

                 (c) This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid, binding and enforceable obligation of the Company. When the Warrants and the Warrant Certificates have been issued as contemplated hereby, (i) the Warrants and the Warrant Certificates will constitute legal, valid, binding and enforceable obligations of the Company and (ii) the Warrant Stock, when issued upon exercise of the Warrants in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof.

                 (d) (i) The total number of shares of all classes of stock that the Company shall on the Closing Date have authority to issue is 110,000,000 shares, consisting solely of (i) 100,000,000 shares of Common Stock, par value $.01 per share, of which, after giving effect to the transactions contemplated herein and all other issuances of capital stock of the Company on or prior to the Closing Date, 16,614,918 shares of Common Stock will be issued and outstanding and 11,831,750 shares of Common Stock will be reserved for future issuance for the purposes described in Schedule I, and (ii) 10,000,000 shares of preferred stock par value $.01 per share, none of which were issued and outstanding on the Closing Date. The delivery hereunder by the Company to the Lender of the Warrants issued on the Closing Date will transfer and convey to the Lender good and marketable title to such Warrants and, upon exercise of such Warrants in accordance with this Agreement, good and marketable title to the Common Stock purchased upon such exercise, free and clear of all preemptive rights, liens, charges and encumbrances, except for restrictions on transfer set forth in this Agreement or arising under the Federal and state securities laws. Except as set forth in this paragraph (d), the Company does not have outstanding any stock or securities convertible into or exchangeable for any shares of its stock, nor, except as so set forth, does it have outstanding any agreements, rights or options entitling any person to subscribe for or to purchase any capital stock or securities convertible into or exchangeable for any of its shares of stock. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

                 (e) The Company has provided to the Holder a copy of the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed since the date of the most recent Annual Report on Form 10-K. The information contained in such disclosure documents, as of the date thereof, does not contain any untrue statement of a material fact and does not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         6.2. Warrant Holders. Each Holder hereby represents and warrants as follows:

                 (a) It is acquiring the Warrants for its own account, as principal, for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Each Holder hereby represents that it will not offer to sell, sell or otherwise dispose of any of the Warrants or any Warrant Stock in violation of the Securities Act or any other applicable state or federal securities laws.

                 (b) It has to its satisfaction reviewed the business and affairs of the Company and understands the risks of, and other considerations relating to, its receipt of the Warrant Stock. Such Holder has been furnished a copy of the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed since the date of the most recent Annual Report on Form 10-K, and all other public information requested by it relating to the Company and its activities and proposed activities.

                 (c) It has sufficient knowledge and experience in business and financial matters to be capable of utilizing the information made available to it to fully and completely evaluate the merits and risks of owning the Warrant Stock.

                 (d) it has been furnished with or given adequate access to such information about the Company and the Warrants as it has requested, (ii) it has made its own independent inquiry and investigation into, and based thereon has formed an independent judgment concerning, the

         Company, (iii) it is able to bear the economic risks of the investment in the Common Stock upon exercise of the Warrants, (iv) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company and (v) it is an "accredited investor" within the meaning of "accredited investor" under Regulation D of the Securities Act of 1933, as amended.

7.       CERTAIN COVENANTS

                 7.1. No Impairment. The Company shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of each Holder against impairment. Without limiting the generality of the foregoing, the Company will use reasonable good faith efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Agreement.

                 Upon the request of a Holder, the Company will at any time during the period this Agreement is in effect acknowledge in writing, in form satisfactory to such Holder, the continuing validity of this Agreement and the obligations of the Company hereunder.

                 7.2. Reservation and Authorization of Common Stock; Registration with or Approval of any Governmental Authority. From and after the Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrants and payment therefor in accordance with the terms of this Agreement, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

                 Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Current Warrant Price.

                 Before taking any action which would result in an adjustment in the number of shares of Common Stock for which a Warrant is exercisable or in the Current Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from its stockholders, any public regulatory body or bodies having jurisdiction thereof.

                 If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law (otherwise than as provided in Section 9) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.


8.       TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS

                 In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrants or any Warrant Stock.


9.       RESTRICTIONS ON TRANSFERABILITY

                 The Warrants and the Warrant Stock shall not be transferred before satisfaction of the conditions specified in this Section 9, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the transfer of any Warrant or any Warrant Stock. Each Holder, by entering into this Agreement and accepting the Warrants, agrees to be bound by the provisions of this Section 9.

                 9.1. Restrictive Legend. Except as otherwise provided in this Section 9, each certificate representing Warrants or Warrant Stock, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                 "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, and may not be sold or transferred in the absence of such registration or an exemption therefrom. Such securities are subject to the restrictions and privileges specified in a Warrant Agreement, dated as of February 16, 1996, between the Company and the initial holders of securities named therein, a copy of which is on file with the Secretary of the Company and will be furnished without charge to the holder hereof upon written request, and the holder of this certificate agrees to be bound thereby."

                 9.2. Notice of Proposed Transfers; Requests for Registration. Prior to any transfer of any Warrants or any shares of Restricted Common Stock, the Holder of such Warrants or Restricted Common Stock shall give five days' prior written notice to the Company of such Holder's intention to effect such transfer (a "Transfer Notice"). Holder agrees that it will not sell, transfer or otherwise dispose of Warrants or any shares of Restricted Common Stock, in whole or in part, except pursuant to an effective registration statement under the Securities Act or an exemption from registration thereunder. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such transfer shall bear the restrictive legend set forth in Section 9.1, and each Warrant Certificate issued upon such transfer shall bear the restrictive legend set forth in Section 9.1, unless in either case such transfer is pursuant to an effective registration statement under the Securities Act or in the opinion of the transferee's or Holder's counsel delivered to the Company in connection with such transfer (which opinion shall be reasonably satisfactory to the Company) such legend is not required in order to ensure compliance with the Securities Act.

                 The Holders of Warrants and Warrant Stock shall have the right to require registration of such Warrants or Warrant Stock pursuant to Sections
9.3 and 9.4.

                 9.3. Required Registration. (a) After receipt of a written request from the Holders of Warrants and/or Warrant Stock representing at least 50% of the total of (i) all shares of Warrant Stock then subject to purchase upon exercise of all Warrants and (ii) all shares of Warrant Stock then outstanding, requesting that the Company effect the registration of the Warrants, the shares of Common Stock issuable upon the exercise of such Holders' Warrants or of any of such Holders' Warrant Stock under the Securities Act (all such securities collectively referred to as the "Registrable Securities") and specifying the intended method or methods of disposition thereof, the Company shall promptly notify all Holders of Warrants and Warrant Stock in writing of the receipt of such request and each Holder, in lieu of exercising its rights under Section 9.4, may elect (by written notice sent to the Company within ten Business Days from the date of such Holder's receipt of the aforementioned Company's notice) to have its Registrable Securities included in such registration thereof pursuant to this Section 9.3(a). Thereupon the Company shall, as expeditiously as is possible (and, in any event, within 60 days after the request for registration), effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Holders for sale, subject to the next sentence, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Securities so registered. If the managing underwriter of a proposed public offering shall advise the Company in writing that, in its opinion, the distribution of the Registrable Securities requested to be included in the registration by the Holders would materially and adversely affect the distribution of such securities, then all Holders selling Registrable Securities shall reduce the amount of Registrable Securities each intended to distribute through such offering on a pro rata basis. The Company shall not be required to effect a registration hereunder if the Board of Directors of the Company determines in the exercise of its reasonable judgment that, due to a pending or contemplated acquisition or disposition, to effect any such registration at such time would have a material adverse effect on the Company, in which case such registration may be deferred for a single period not to exceed ninety (90) days, provided the Company shall not register any of its equity securities prior to the registration deferred under this sentence except for registrations on Form S-4 and Form S-8; and in any event, the Company shall not be required to effect more than two registrations of any Registrable Securities pursuant to this Section 9.3(a).
If the Company shall defer a registration as set forth above, the Required Holders shall have the right to withdraw the registration request by giving written notice to the Company within 30 days after the receipt of the notice of deferral and, in the event of such withdrawal, such registration request shall not be counted for purposes of the number of registrations to which Holder is entitled pursuant to this Section 9.3(a).

                 (b) Lockup.

                          (i) Subject to clause (ii) below, the Company agrees not to effect any public sale or distribution of any Registrable Securities or any similar securities, or any securities convertible into or exchangeable or exercisable for Registrable Securities or such similar securities (other than any such sale or distribution pursuant to registrations on Form S-4 and Form S-8), commencing on the date the Company receives a request from any Holder under Section 9.3(a) and continuing until 120 days after the commencement of the related underwritten offering under Section 9.3(a) (the "Lockup Period"), where the managing underwriter so requests.

                          (ii) Notwithstanding anything to the contrary in clause (i) above, (A) nothing in this Section 9.3(b) shall prevent or impair the ability of other security holders of the Company holding securities of the Company that give them, as of the date of this Agreement, demand registration rights with respect to Registrable Securities from exercising their demand registration rights at any time during the Lockup Period and (B) if at any time during the Lockup Period the Company proposes to file on its behalf and/or on behalf of any of its security holders a Registration Statement under the Securities Act on any form (other than a Form S- 4 or S-8 or any similar successor form or any other registration statement relating to an exchange offer or offering of securities solely to the Company's existing security holders or employees), then the registration request of the Holder requesting registration pursuant to Section 9.3(a) shall be deemed to be an incidental registration in accordance with Section
         9.4 and (x) such registration shall not count as one of the two registration requests available to such Holder pursuant to Section 9.3(a) and (y) if the offering resulting from such registration shall be reduced in size for any reason, such reduction shall not be made from the Registrable Securities of any Holders entitled to register securities pursuant to Section 9.3(a), but shall be made from the allocations of all other parties (including the Company) registering their securities.

                 9.4. Incidental Registration. If the Company at any time proposes to file on its behalf and/or on behalf of any of its security holders ("the demanding security holders") a Registration Statement under the Securities Act on any form (other than a Registration Statement on Form S-4 or S-8 or any similar or successor form or any other registration statement relating to an exchange offer or offering of securities solely to the Company's existing security holders or employees), it will give written notice to all Holders of Warrants or Warrant Stock at least twenty (20) days before the anticipated date of initial filing with the Commission of such Registration Statement, which notice shall set forth the Company's intention to effect such a registration, the class or series and number of equity securities proposed to be registered and the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities, as such Holders may request. Nothing in this Section 9.4 shall preclude the Company from discontinuing the registration of its securities being effected on its behalf under this Section 9.4 at any time prior to the effective date of the registration relating thereto.

                 Each Holder desiring to have Registrable Securities registered under this Section 9.4 shall advise the Company in writing within fifteen (15) days after the date of receipt of such offer from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company shall thereupon include in such filing the number of shares of Registrable Securities for which registration is so requested, subject to the next sentence, and shall use its best efforts to effect registration under the Securities Act of such securities. If the managing underwriter of a proposed public offering shall advise the Company in writing that, in its opinion, the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company or any demanding security holder would materially and adversely affect the distribution of such securities by the Company or such demanding security holders, then all selling security holders shall reduce the amount of securities each intended to distribute through such offering on a pro rata basis.

                 9.5. Registration Procedures. If the Company is required by the provisions of this Section 9 to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

                 (a) prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective for the period described in paragraph (b) below;

                 (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering and the expiration of 180 days;

                 (c) furnish to such selling security holders or underwriter such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders or underwriters may reasonably request;

                 (d) use its best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States as each holder of such securities shall request (provided, however, the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

                 (e) unless waived in writing by each Holder of Registrable Securities being included in such registration pursuant to Section 9.3, use its best efforts to obtain from either a nationally recognized underwriter or investment banker or an underwriter or investment banker reasonably acceptable to such Holder a firm commitment (pursuant to an underwriting agreement in customary form) to underwrite the public offering of the securities covered by such Registration Statement;

                 (f) furnish, at the request of any Holder requiring or requesting registration of Registrable Securities pursuant to Section
         9.3 or 9.4, on the date that such Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters, on the date that the Registration Statement with respect to such Registrable Securities becomes effective, (1) an opinion, dated such date, of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, or if such Registrable Securities are not being sold through underwriters, then to the Holders making such request, stating that such Registration Statement has become effective under the Securities Act and that (i) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending before or contemplated by the Commission,
         (ii) the Registration Statement, the related prospectus, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except no opinion need be expressed with respect to the inclusion and content of the financial statements and notes thereto and related schedules and other financial, statistical or expertized information), (iii) to the best knowledge of such counsel, the descriptions in the Registration Statement or the prospectus, or any amendment or supplement thereto, of all legal matters and contracts and other legal documents or instruments known to such counsel, insofar as such statements constitute a summary of legal matters, documents and proceedings, are accurate and fairly present in all material respects the information required to be shown, and (iv) to the best knowledge of such counsel, such counsel does not know of any legal or governmental proceedings, pending or contemplated, required to be described in the Registration Statement or prospectus, or any amendment or supplement thereto, which are not described as required, nor of any contracts or documents or instruments of a character required to be described in the Registration Statement or prospectus, or any amendment or supplement thereto, or to be filed as exhibits to the Registration Statement which are not described and filed or incorporated by reference as required; such counsel shall also confirm that it has no reason to believe that either the Registration Statement or the prospectus, or any amendment or supplement thereto contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which made, not misleading; and (2) a letter dated such date, from the independent certified public accountants of the Company, addressed to the underwriters, or if such Registrable Securities are not being sold through underwriters, then to the Holder making such request and, if such accountants refuse to deliver such letter to such Holder, then to the Company stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the Registration Statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act. Such opinion of counsel shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as such Holders of Registrable Securities may reasonably request. Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such Holders of Registrable Securities may reasonably request;

                 (g) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities; and

                 (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the Registration Statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.

                 It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 9 in respect of the securities which are to be registered at the request of any Holder of Registrable Securities that such Holder shall furnish to the Company such information regarding the securities held by such Holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

                 9.6.  Expenses.  All expenses incurred in complying with
Section 9, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for the Company, the reasonable fees and expenses of one counsel for the selling security holders (selected by the Person holding a majority of the securities being registered), expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to
Section 9.5(d), shall be paid by the Company, except that (a) the Company shall not be liable for any discount or commission to any underwriter in respect of the securities sold by such Holder of Registrable Securities and (b) the Company shall not be obligated to pay more than $200,000 in connection with registration made pursuant to Section 9.3.

                 9.7. Indemnification and Contribution. (a) In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Section 9, the Company shall indemnify and hold harmless the Holder of such Registrable Securities, such Holder's directors, officers, employees, agents and attorneys and each other Person (including each underwriter) who participated in the offering of such Registrable Securities and each other Person, if any, who controls such Holder or such participating Person within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several (including, without limiting the foregoing, the legal expenses incurred in connection with any such action, suit or proceeding), to which such Holder or any such director, officer, employee, agent, attorney or participating Person or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Holder or such director, officer, employee, agent, attorney or participating Person or controlling Person for any legal or any other expenses incurred by such Holder or such director, officer, employee, agent, attorney or participating Person or controlling Person in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein and in the case of any non-underwritten offering, to the extent that any such losses, claims, damages, liabilities or expenses result from the fact that a current copy of the prospectus was not sent or given to the person asserting any such losses, claims, damages, liabilities or expenses at or prior to the written confirmation of the sale of the securities concerned to such person if it is determined that it was the responsibility of such Holder to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such losses, claims, damages, liabilities or expenses. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or such director, officer or participating Person or controlling Person, and shall survive the transfer of such securities by such Holder.

                 (b) Each Holder of any Registrable Securities, by acceptance thereof, agrees to indemnify and hold harmless the Company, its directors, officers, employees, agents and attorneys and each other Person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages, liabilities or expenses, joint or several, to which the Company or any such director or officer or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon information in writing provided to the Company by such Holder of such Registrable Securities contained, on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act at the request of such Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto or the fact that in the case of any non-underwritten offering, a current copy of the prospectus was not sent to the Person asserting such losses, claims, damages, liabilities or expenses at or prior to the written confirmation of the sale of the securities with respect to such Person if it is determined that it was the responsibility of such Holder to provide such Person with a current copy of the prospectus and such current copy would have cured the defect giving rise to such losses, claims, damages, liabilities or expenses; provided, however, that such Warrant Holder's obligation under this Section 9.7(b) to indemnify and hold harmless the Company shall in no event exceed the lesser of (A) damage attributable solely to the inclusion of such written information in such Registration Statement, preliminary prospectus, final prospectus, or amendment or supplement suffered by the Person or Persons whose claims gave rise to such losses, claims, damages or liabilities and (B) the net proceeds received by such Holder from the sale of its Registerable Securities.

                 (c) If the indemnification provided for in this Section 9 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 9 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.7(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this subsection (c), no Holder shall be required to contribute any amount in excess of the net proceeds received by it upon the sale of its securities pursuant to the Registration Statement to which the losses, claims, damages, liabilities and expenses referred to above relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Holders under this subsection (c) to contribute are several and not joint.

                 (d) Conduct of Indemnification Proceedings. Any person or entity entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party after the receipt by the indemnified party of a written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party will claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 9.7 hereof, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice, and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If the indemnifying party is entitled to, and does, assume the defense of such claim, the indemnified party shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party shall be permitted to consent to the entry of any judgment or to enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel in any one jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

                 9.8. Termination of Restrictions. Notwithstanding the foregoing provisions of Section 9, the restrictions imposed by this Section upon the transferability of the Warrants, the Warrant Stock and the Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) and the legend requirement of Section 9.1 shall terminate as to any particular Warrant or share of Warrant Stock or Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto, or (ii) when the holder thereof shall have delivered to the Company the written opinion of counsel to such holder, which opinion shall be reasonably satisfactory to the Company, stating that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by Section 9 shall terminate as to any Warrants or any Restricted Common Stock, as hereinabove provided, the Holder thereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant Certificate or a new certificate representing such Common Stock, as the case may be, not bearing the restrictive legend set forth in Section 9.1.

                 9.9. Listing on Securities Exchange. If the Company shall list any shares of Common Stock on any securities exchange, it will, at its expense, use its best efforts to list thereon, maintain and, when necessary, increase such listing of, all shares of Common Stock issued or, to the extent permissible under the applicable securities exchange rules, issuable upon the exercise of the Warrants so long as any shares of Common Stock shall be so listed during any such Exercise Period.

                 9.10. Selection of Managing Underwriters. The managing underwriter or underwriters for any offering of Registrable Securities to be registered pursuant to Section 9.3 shall be an underwriter or underwriters of nationally recognized standing selected by the Company.

10.      SUPPLYING INFORMATION

                 The Company shall cooperate with each Holder of a Warrant and each Holder of Restricted Common Stock in supplying such information as may be reasonably necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.


11.      LOSS OR MUTILATION

                 Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of a certificate representing Warrants or Warrant Stock and indemnity reasonably satisfactory to it (it being understood that the written agreement of the Lender or an Affiliate thereof shall be sufficient indemnity) and in case of mutilation upon surrender and cancellation hereof or thereof, the Company will execute and deliver in lieu hereof or thereof a new Warrant or new stock certificate as the case may be, of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if the certificate representing Warrants or Warrant Stock in identifiable form is surrendered to the Company for cancellation.


12.      OFFICE OF THE COMPANY

                 As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration or transfer, division or combination as provided herein.


13.      FINANCIAL AND BUSINESS INFORMATION

                 13.1. Quarterly Information. Except during any period when the Company either (i) is subject to the reporting requirements of Section 15(d) of the Exchange Act, or (ii) has securities registered under Section 12(b) or 12(g) of the Exchange Act (such status being referred to as being a "Public Company"), the Company will deliver to each Holder, as soon as practicable after the end of each quarterly fiscal period in each fiscal year of the Company, and in any event within 45 days thereafter, a copy of the unaudited consolidated balance sheet as at the close of such quarter, and the related unaudited consolidated statements of income, shareholders' equity and cash flow of the Company and its Subsidiaries for that portion of the fiscal year ending as of the close of such quarter. Such financial statements shall be prepared by the Company in accordance with GAAP (subject to normal year end adjustments and the inclusion of footnotes) and accompanied by the certification of the Company's chief executive officer or chief financial officer that, to the best of his knowledge, such financial statements are complete and correct in all material respects and fairly present in accordance with GAAP (subject to normal year end adjustments and the inclusions of footnotes) the consolidated financial position, the consolidated statements of income, shareholder equity and cash flow of the Company and its Subsidiaries as at the end of such quarter and for such year-to-date period, as the case may be.

                 13.2. Annual Information. Except during any period when the Company is a Public Company, the Company will deliver to each Holder as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, one copy of:

                 (i) an audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

               (ii) audited consolidated statements of income, shareholders' equity and cash flow of the Company and its Subsidiaries for such year;

setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year; all prepared in accordance with GAAP, and which audited financial statements shall be accompanied by (i) a certification of the chief executive officer or chief financial officer of the Company that, to the best of his knowledge, all such financial statements are complete and correct in all material respects and present fairly in accordance with GAAP the consolidated financial position of the Company and its Subsidiaries as at the end of such fiscal year and for the period then ended,
(ii) an opinion thereon of the independent certified public accountants regularly retained by the Company, or any other firm of independent certified public accountants of recognized national standing selected by the Company, and
(iii) a report of such independent certified public accountants confirming any adjustment made pursuant to Section 4 during such year.

                 13.3. Filings. The Company will file on or before the required date all required regular or periodic reports (pursuant to the Exchange Act) with the Commission and will deliver to each Holder promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Company to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange Act) and any Registration Statement, prospectus or written communication (other than transmittal letters) (pursuant to the Securities Act), filed by the Company with (i) the Commission or (ii) any securities exchange on which shares of Common Stock are listed.


14.      APPRAISAL

                 The determination of the Appraised Value per share of Common Stock shall be made by an investment banking firm of nationally recognized standing selected by the Company and acceptable to the Required Holders. If the investment banking firm selected by the Company is not acceptable to the Required Holders and the Company and the Required Holders cannot agree on a mutually acceptable investment banking firm, then the Required Holders and the Company shall each choose one such investment banking firm and the respective chosen firms shall agree on another investment banking firm which shall make the determination. The Company shall retain, at its sole cost, such investment banking firm as may be necessary for the determination of Appraised Value required by the terms of this Agreement.


15.      LIMITATION OF LIABILITY; NO RIGHTS AS STOCKHOLDER

                 No provision hereof, in the absence of affirmative action by any Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of any Holder, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company. Except as may otherwise be provided by law or by separate agreement between a Holder and the Company, no Holder, as such, shall be entitled to vote or be deemed the holder of Common Stock or any other securities (other than Warrants) of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon any Holder the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matters submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or otherwise, until the Warrants shall have been exercised in accordance with the terms and conditions hereof.

16.      MISCELLANEOUS

                 16.1. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of any Holder shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Agreement, the Company shall pay to the applicable Holders such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the Holders in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

                 16.2. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, telex, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

                 (a) If to any Holder, at its last known address appearing on the books of the Company maintained for such purpose.

                 (b)  If to the Company at:

                          Deeptech International, Inc.
                          7400 Texas Commerce Tower
                          600 Travis
                          Houston, Texas 77002
                          Attention:  Thomas P. Tatham
                          Telecopy No.: (713) 224-7574

                          with a copy to:

                          Akin, Gump, Strauss, Hauer & Feld, L.L.P.,
                          1900 Pennzoil Place - South Tower
                          711 Louisiana Street
                          Houston, Texas 77002
                          Attention:  Rick L. Burdick
                          Telecopy No.: (713) 236-0822

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail.

                 16.3. Indemnification. Except to the extent otherwise provided in Section 9.7 the Company agrees to indemnify and hold harmless each Holder, its officers, directors, employees, agents, and attorneys from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against such Holder relating to or arising out of (i) such Holder's exercise of the Warrants and/or ownership of any shares of Warrant Stock issued in consequence thereof, or (ii) any litigation to which such Holder is made a party in its capacity as a stockholder or warrantholder of the Company; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements (A) arise from or relate to any material violation by such Holder of any law or regulation applicable to it or (B) are found in a final non-appealable judgment by a court to have resulted from such Holder's gross negligence, bad faith or willful misconduct or material violation of law. The procedures to be followed for claims of indemnification under this Section 16.3 shall be as set forth in Section 9.7(d).

                 16.4. Remedies. Each Holder of Warrants and Warrant Stock, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under Section 9 of this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of Section 9 of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                 16.5.  Successors and Assigns.  Subject to the provisions of
Section 3.1 and 9, this Agreement and the rights evidenced hereby shall inure to the benefit of and be binding upon the successor of the Company and the successors and assigns of any Holder. The provisions of this Agreement are intended to be for the benefit of all Holders from time to time of the Warrants and Warrant Stock, and shall be enforceable by any such Holder.

                 16.6. Amendment. This Agreement may be modified or amended or the provisions hereof waived with the written consent of the Company and the Required Holders, provided that no Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the prior written consent of the Holder thereof.

                 16.7. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                 16.8. Headings. The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

                 16.9. Governing Law; Consent to Jurisdiction and Venue. In all respects, including all matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America. THE COMPANY CONSENTS TO PERSONAL JURISDICTION, WAIVES ANY OBJECTION AS TO JURISDICTION OR VENUE, AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE, IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. Service of process on the Company or any Holder in any action arising out of or relating to this Agreement shall be effective if mailed to such party in accordance with the procedures and requirements set forth in Section 16.2. Nothing herein shall preclude any Holder or the Company from bringing suit or taking other legal action in any other jurisdiction.

                 16.10. MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS 25 THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                               DEEPTECH INTERNATIONAL INC.


                               By Donald V. Weir
                                 ----------------------------------------
                               Name: Donald V. Weir
                               Title: Chief Financial Officer



                               JOHN DRURY


                               /s/ John Drury
                               ------------------------------------------

                                                                      EXHIBIT A
                                                                      To Warrant
                                                                      Agreement


                         [FORM OF WARRANT CERTIFICATE]


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. SUCH SECURITIES ARE SUBJECT TO THE RESTRICTIONS AND PRIVILEGES SPECIFIED IN THE WARRANT AGREEMENT, DATED AS OF FEBRUARY 16, 1996, BETWEEN DEEPTECH INTERNATIONAL INC. AND THE INITIAL HOLDER OF SECURITIES NAMED THEREIN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST, AND THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND THEREBY.


No. __-__


                              WARRANT CERTIFICATE
                          DEEPTECH INTERNATIONAL INC.


                 This Warrant Certificate certifies that John Drury, or registered assigns, is the registered holder of 35,555 Warrants (the "Warrants") to purchase shares of common stock of Deeptech International Inc. (the "Company"). Each Warrant entitles the holder, but only subject to the conditions set forth herein and in the Warrant Agreement referred to below, to purchase from the Company before 5:00 p.m., New York City time, on the Expiration Date, as such term is defined in the Warrant Agreement, one fully paid and nonassessable share of common stock of the Company (a "Warrant Share") at a price (the "Exercise Price") of $4.50 per Warrant Share payable in lawful money of the United States of America (subject to adjustment as provided in Section 4 of the Warrant Agreement), or, as provided in Section 2.2 of the Warrant Agreement, by applying such amounts as credit for outstanding principal and interest due under certain debt of the Company, upon surrender of this Warrant Certificate, execution of the annexed Election to Purchase Form and payment of the Exercise Price at the office of the Company at 7400 Texas Commerce Tower, 600 Travis, Houston, Texas 77002 or such other address as the Company may specify in writing to the registered holder of the Warrants evidenced hereby. The Exercise Price is subject to adjustment prior to the Expiration Date upon the occurrence of certain events as set forth in the Warrant Agreement. The Company may deem and treat the registered holders of the Warrants evidenced hereby as the absolute owner thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holders hereof, and for all other purposes.

                 Warrant Certificates, when surrendered at the office of the Company at the above-mentioned office address or at the Company's headquarters by the registered holder hereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

                 Upon due presentment for registration of transfer of this Warrant Certificate at the office of the Company at the above-mentioned address, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate to the transferee(s) and, if less than all the Warrants evidenced hereby are to be transferred, the registered holder hereof, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

                 This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Agreement, dated as of February 16, 1996, between the Company and the initial holder of Warrants party thereto (the "Warrant Agreement"). Said Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders, and in the event of any conflict between the terms of this Warrant Certificate and the provisions of the Warrant Agreement, the provisions of the Warrant Agreement shall control.

                 IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed and its corporate seal to be impressed hereon and attached by its Secretary.


Dated:  February 16, 1996


                                           DEEPTECH INTERNATIONAL INC.


                                           By_________________________________
                                             Title:


(CORPORATE SEAL)

ATTEST:


__________________________
Secretary

                                                             EXHIBIT A TO
                                                             WARRANT CERTIFICATE


                           ELECTION TO PURCHASE FORM

                [To be executed only upon exercise of Warrants]

                 The undersigned registered owner of this Warrant Certificate irrevocably exercises _____ Warrants for the purchase of ______ Shares of Common Stock of Deeptech International Inc. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant Certificate and the Warrant Agreement and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ________________ whose address is ___________________ and, if such shares of
Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant Certificate, that a new Warrant Certificate of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.



______________________________
                                           (Name of Registered Owner)


______________________________
                                           (Signature of Registered Owner)


______________________________
                                           (Street Address)


______________________________
                                           (City)    (State)   (Zip Code)

                                                             EXHIBIT B TO
                                                             WARRANT CERTIFICATE


                                ASSIGNMENT FORM


                 FOR VALUE RECEIVED the undersigned registered owner of this Warrant Certificate hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant Certificate, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee      No. of Shares of Common Stock
____________________________      _____________________________




and does hereby irrevocably constitute and appoint ________________ attorney-in-fact to register such transfer on the books of Deeptech International Inc. maintained for the purpose, with full power of substitution in the premises.


Dated:_________________________

Name:__________________________


Signature:_____________________


Witness:_______________________


                 The assignee named above hereby agrees to purchase and take the Warrant Certificate pursuant to and in accordance with the terms and conditions of the Warrant Agreement, dated as of February 16, 1996, between Deeptech International Inc. and the initial holder named therein and agrees to be bound thereby.

Dated:___________________________

Name:____________________________


Signature:_______________________





                                       1